REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

To the Shareholders and Board of Trustees of The Advisors Inner Circle Fund

In planning and performing our audits of the
financial statements of AlphaOne Small Cap
Opportunities Fund, AT Disciplined Equity Fund, AT
Mid Cap Equity Fund, AT Income Opportunities Fund,
Cambiar Opportunity Fund, Cambiar SMID Fund, Cambiar
Small Cap Fund, Cambiar International Equity Fund,
Cambiar International Small Cap Fund, Cambiar Global
Equity Fund, Cambiar Global Ultra Focus Fund,
Edgewood Growth Fund, FMC Select Fund, FMC Strategic
Value Fund, Haverford Quality Growth Stock Fund, LSV
Conservative Value Equity Fund, LSV Small Cap Value
Fund, LSV Value Equity Fund, LSV U.S. Managed
Volatility Fund, LSV Global Managed Volatility Fund,
LSV Global Value Fund, Sands Capital Global Growth
Fund, Thomson Horstmann & Bryant Microcap Fund,
Westwood LargeCap Value Fund, Westwood Low
Volatility Equity Fund, Westwood SMid Cap Plus Fund,
Westwood SMidCap Fund, Westwood SmallCap Fund,
Westwood MLP and Strategic Energy Fund, Westwood
Income Opportunity Fund, Westwood Worldwide Income
Opportunity Fund, Westwood Global Equity Fund,
Westwood Emerging Markets Fund, Westwood Short
Duration High Yield Fund, Westwood Opportunistic
High Yield Fund, Westwood Market Neutral Income Fund
and Westwood Strategic Convertibles Fund (thirty-
seven of the series constituting The Advisors Inner
Circle Fund (the Trust)) as of and for the year
ended October 31, 2017, in accordance with the
standards of the Public Company Accounting Oversight
Board (United States), we considered the Trusts
internal control over financial reporting, including
controls over safeguarding securities, as a basis
for designing our auditing procedures for the
purpose of expressing our opinions on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Trusts internal
control over financial reporting.  Accordingly, we
express no such opinion.
The management of the Trust is responsible for
establishing and maintaining effective internal
control over financial reporting.  In fulfilling
this responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.  A companys
internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting and
the preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles.  A companys internal control
over financial reporting includes those policies and
procedures that (1) pertain to the maintenance of
records that, in reasonable detail, accurately and
fairly reflect the transactions and dispositions of
the assets of the company; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally accepted
accounting principles, and that receipts and
expenditures of the company are being made only in
accordance with authorizations of management and
directors of the company; and (3) provide reasonable
assurance regarding prevention or timely detection
of unauthorized acquisition, use or disposition of a
companys assets that could have a material effect on
the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent or
detect misstatements.  Also, projections of any
evaluation of effectiveness to future periods are
subject to the risk that controls may become
inadequate because of changes in conditions, or that
the degree of compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees, in
the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis.  A material weakness is a deficiency,
or a combination of deficiencies, in internal
control over financial reporting, such that there is
a reasonable possibility that a material
misstatement of the companys annual or interim
financial statements will not be prevented or
detected on a timely basis.
Our consideration of the Trusts internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Trusts
internal control over financial reporting and its
operation, including controls over safeguarding
securities,that we consider to be a material
weakness as defined above as of October 31, 2017.
This report is intended solely for the information
and use of management and the Board of Trustees of
the Trust and the Securities and Exchange Commission
and is not intended to be and should not be used by
anyone other than these specified parties.
/s/Ernst & Young LLP
Philadelphia, Pennsylvania
December 26, 2017



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